UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2006

_________________

IRWIN FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

INDIANA (State or other jurisdiction of incorporation)	0-6835 (Commission File Number)	35-1286807 (I.R.S. Employer Identification No.)

500 Washington Street

Columbus, Indiana 47201

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (812) 376-1909

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

As described in more detail below, Irwin Financial Corporation (the "Corporation") issued approximately $30 million of trust preferred securities on December 5 and 7, 2006 through newly-created Delaware trust subsidiaries to fund the redemption of the Corporation's 9.95% trust preferred securities.

IFC Capital Trust X Transactions

The Corporation established a new Delaware trust subsidiary, IFC Capital Trust X (the "Trust X"), which completed the sale of $15,000,000 of trust preferred securities on December 5, 2006. The trust preferred securities mature on December 15, 2036, are redeemable at the Corporation's option at any time on or after December 15, 2011 (and, subject to the occurrence of certain events as described in that certain Indenture, dated as of December 5, 2006 between the Corporation and Wells Fargo Bank, National Association, as trustee (the "Trust X Indenture"), redeemable by the Corporation at earlier times), and require quarterly distributions by the Trust X to the holder of the trust preferred securities. The trust preferred securities have a stated liquidation amount of $1,000 per capital security and bear a fixed rate of 6.532% per annum through the distribution payment date in December, 2011 and thereafter at a variable rate, reset quarterly, equal to LIBOR (as defined in the Trust X Indenture) plus 1.75% per annum. The Trust X simultaneously issued 464 of the trust's common securities to the Corporation for a purchase price of $464,000, which constitutes all of the issued and outstanding common securities of the Trust X. The Trust X used the proceeds from the sale of the trust preferred securities together with the proceeds from the sale of the common securities to purchase $15,464,000 aggregate principal amount of Junior Subordinated Debt Securities due December 15, 2036 issued by the Corporation (the "Trust X Junior Subordinated Debt Securities "). The net proceeds from this offering, along with the net proceeds from the Trust XI offering described below, were used to replace and redeem all of the outstanding 9.95% trust preferred securities of the Corporation issued in connection with IFC Capital Trust V, which redemption occurred on December 8, 2006.

The Trust X Junior Subordinated Debt Securities were issued pursuant to the Trust X Indenture. The terms of the Trust X Junior Subordinated Debt Securities are substantially the same as the terms of the trust preferred securities. The interest payments by the Corporation on the Trust X Junior Subordinated Debt Securities will be used by the Trust X to pay the quarterly distributions to the holders of the trust preferred securities. The Indenture permits the Corporation at its option to redeem in whole or in part the Trust X Junior Subordinated Debt Securities (and thus a like amount of the trust preferred securities) on or after December 15, 2011, or in whole but not in part prior to December 15, 2011 at such time as the Corporation is considered an investment company under the Investment Company Act of 1940, as amended, upon certain tax events or upon the occurrence of certain capital events related to the Corporation, as more fully described in the Trust X Indenture.

The terms of the trust preferred securities are governed by an Amended and Restated Trust Agreement, dated December 5, 2006, between the Corporation, as Depositor, Wells Fargo Bank, National Association, as Institutional Trustee, Wells Fargo Delaware Trust Company, as Delaware Trustee, and the Administrators named therein. Under the terms of the trust preferred securities, an event of default generally occurs upon:

  a default in the payment of interest on the Trust X Junior Subordinated Debt Securities when it becomes due and payable, and continuance of such default for a period of 30 days except in the case of an election by the Corporation to defer payments of interest for up to 20 consecutive quarters (which, assuming compliance with certain limitations and requirements, does not constitute an event of default);
  a default in the payment of the principal of, or any premium on, the Trust X Junior Subordinated Debt Securities at their maturity;
  a default in the payment of any interest upon the Trust X Junior Subordinated Debt Securities following the deferral of interest payments by the Corporation for 20 consecutive quarterly interest payment periods;
  a default in the performance, or breach, in any material respect, of certain covenant or agreements of the Corporation in the Indenture, which default continues for a period of 30 days after the Corporation received notice of such failure;
  bankruptcy or liquidation of the Corporation; or
  the voluntary or involuntary liquidation or dissolution of the Trust X.

Pursuant to a Guarantee Agreement dated December 5, 2006, between the Corporation and Wells Fargo Bank, National Association, the Corporation has guaranteed the payment of distributions and payments on liquidation or redemption of the trust preferred securities. The obligations of the Corporation under the Guarantee Agreement are subordinate to all of the Corporation's senior debt.

The offering of the trust preferred securities was conducted pursuant to a Purchase Agreement dated December 1, 2006 between the Corporation, the Trust X, and Bear, Stearns & Co. Inc. The Corporation did not pay any fees or commissions to the purchaser.

IFC Capital Trust XI Transactions

The Corporation established a new Delaware trust subsidiary, IFC Capital Trust XI (the "Trust XI"), which completed the sale of $15,000,000 of trust preferred securities on December 7, 2006. The trust preferred securities mature on March 6, 2037, are redeemable at the Corporation's option at any time on or after December 6, 2011 (and, subject to the occurrence of certain events as described in that certain Indenture dated as of December 7, 2006 between the Corporation and Wilmington Trust Company, as trustee (the "Trust XI Indenture"), redeemable by the Corporation at earlier times) and require quarterly distributions by the Trust XI to the holder of the trust preferred securities. The trust preferred securities have a stated liquidation amount of $1,000 per capital security and bear a variable distribution rate per annum, reset quarterly, equal to LIBOR (as defined in the Trust XI Indenture) plus 1.74%. The Trust XI simultaneously issued 464 of the trust's common securities to the Corporation for a purchase price of $464,000, which constitutes all of the issued and outstanding common securities of the Trust XI. The Trust XI used the proceeds from the sale of the trust preferred securities together with the proceeds from the sale of the common securities to purchase $15,464,000 aggregate principal amount of Floating Rate Junior Subordinated Debt Securities due March 6, 2037 of the Corporation (the "Trust XI Junior Subordinated Debt Securities"). The net proceeds from the offering, along with the net proceeds from the Trust X offering described above, were used to replace and redeem all of the outstanding 9.95% trust preferred securities of the Corporation issued in connection with IFC Capital Trust V, which redemption occurred on December 8, 2006.

The Trust XI Junior Subordinated Debt Securities were issued pursuant to the Trust XI Indenture. The terms of the Trust XI Junior Subordinated Notes are substantially the same as the terms of the trust preferred securities. The interest payments by the Corporation on the Trust XI Junior Subordinated Debt Securities will be used by the Trust XI to pay the quarterly distributions to the holders of the trust preferred securities. The Trust XI Indenture permits the Corporation at its option to redeem in whole or in part the Trust XI Junior Subordinated Debt Securities (and thus a like amount of the trust preferred securities) on or after December 6, 2011, or in whole but not in part prior to December 6, 2011 at such time as the Corporation is considered an investment company under the Investment Company Act of 1940, as amended, upon certain tax events or upon the occurrence of certain capital events related to the Corporation, as more fully described in the Trust XI Indenture.

The terms of the trust preferred securities are governed by an Amended and Restated Trust Agreement, dated December 7, 2006, between the Corporation, as Sponsor, Wilmington Trust Company, as Institutional Trustee, Wilmington Trust Company, as Delaware Trustee, and the Administrators named therein. Under the terms of the trust preferred securities, an event of default generally occurs upon:

  a default in the payment of interest on the Trust XI Junior Subordinated Debt Securities when it becomes due and payable, and continuance of such default for a period of 30 days except in the case of an election by the Corporation to defer payments of interest for up to 20 consecutive quarters (which, assuming compliance with certain limitations and requirements, does not constitute an event of default);
  a default in the payment of the principal of, or any premium on, the Trust XI Junior Subordinated Debt Securities at their maturity;
  a default in the payment of any interest upon the Trust XI Junior Subordinated Debt Securities following the deferral of interest payments by the Corporation for 20 consecutive quarterly interest payment periods;
  a default in the performance, or breach, in any material respect, of certain covenants or agreements of the Corporation in the Trust XI Indenture, which default continues for a period of 90 days after the Corporation received notice of such failure;
  bankruptcy or liquidation of the Corporation; or
  the voluntary or involuntary liquidation or dissolution of the Trust XI.

Pursuant to a Guarantee Agreement dated December 7, 2006, between the Corporation and Wilmington Trust Company, the Corporation has guaranteed the payment of distributions and payments on liquidation or redemption of the trust preferred securities. The obligations of the Corporation under the Guarantee Agreement are subordinate to all of the Corporation's senior debt.

The offering and issuance and sale of the trust preferred securities was conducted pursuant to a Purchase Agreement dated December 7, 2006 between the Corporation, the Trust, and Zions First National Bank. The Corporation did not pay any fees or commissions to the purchaser.

ITEM 8.01. OTHER EVENTS.

On December 8, 2006, the Corporation issued a press release announcing the private placement of $30,000,000 million of trust preferred securities issued in two series by IFC Capital Trust X and IFC Capital Trust XI and redemption of all $30,000,000 of the Corporation's 9.95% Capital Trust V securities. A copy of the press release is attached as Exhibit 99.1. This filing under Item 8.01 is made for purposes of Regulation FD.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

     d.) Exhibits

Exhibit No.	Description
99.1	Press Release of Irwin Financial Corporation dated December 8, 2006.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRWIN FINANCIAL CORPORATION (Registrant)

Date: December 8, 2006	By: /s/ Gregory F. Ehlinger __________________________________________
GREGORY F. EHLINGER Senior Vice President and Chief Financial Officer

EXHIBIT INDEX
Exhibit No.	Description
99.1	Press Release dated December 8, 2006